Exhibit 10.23

[Omnibus Form of Insider Letter Agreement]

[            ] [    ], 2006

Transforma Acquisition Group Inc.

350 Park Avenue, 10th Floor

New York, NY 10022

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter agreement is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Transforma Acquisition Group Inc., a Delaware corporation (the “Company”), Banc of America Securities LLC (“BofA”), and CRT Capital Group LLC (“CRT,” and together with BofA, the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (a “Warrant”). Certain capitalized terms used herein are defined in Section 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriters as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares. For clarity, the undersigned may vote IPO Shares owned by the undersigned without any such restriction and in any manner that the undersigned chooses.

2. (a) [In the event that the Company fails to consummate a Business Combination within (i) 18 months after the consummation of the IPO, unless a letter of intent,

agreement in principle or definitive agreement has been executed with respect to a Business Combination within such 18 month period, (an “18 Month Execution Failure”) or (ii) 24 months after the consummation of the IPO, if a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within 18 months from the consummation of the IPO but the Business Combination has not been consummated within such 18 month period (a “24 Month Transaction Failure”) (the date of the first such failure to occur being the “Transaction Failure Date”), the undersigned will take all reasonable actions within the undersigned’s power and as permitted under applicable laws to (A) within a reasonable time prior to the expiration of such 18 or 24 month period, as the case may be, adopt and vote to recommend to the Company’s stockholders a specific plan of dissolution and liquidation to be included in a proxy statement to seek stockholder approval for such plan of dissolution and liquidation in the event that the Company fails to so consummate a Business Combination within such 18 or 24 month period, as the case may be, (B) cause to be prepared a preliminary proxy statement that sets forth such plan of dissolution and liquidation and recommends that the Company’s stockholders approve such plan, (C) not later than 15 days after the expiration of such 18 or 24 month period, as the case may be, adopt a resolution pursuant to Section 275(a) of the Delaware General Corporation Law finding the dissolution of the Company advisable and provide such notices to the Company’s stockholders as are required by Section 275(a) as promptly thereafter as possible, and (D) take such other actions in connection with the liquidation of the Company as are required by the Company’s certificate of incorporation and bylaws, in each instance, as the same may be amended from time to time.]1 In the event of an 18 Month Execution Failure or 24 Month Transaction Failure, as the case may be, the undersigned will take all reasonable actions within the undersigned’s power and as permitted under applicable laws to (x) cause the preliminary proxy statement setting forth the specific plan of dissolution and liquidation approved by the Company’s board of directors to be filed with the Securities and Exchange Commission (the “SEC”) promptly after the expiration of the 18 or 24 month period, as the case may be, and (y) cause a meeting of the Company’s stockholders to consider such plan of dissolution and liquidation to be held. The undersigned will vote all shares of Common Stock, including Insider Shares and IPO Shares, owned directly or indirectly by the undersigned, in favor of such plan of dissolution and liquidation.

(b) In the event that the Company’s stockholders approve a plan of dissolution and liquidation in connection with an 18 Month Execution Failure or 24 Month Transaction Failure, as the case may be, the undersigned will take all reasonable actions within the undersigned’s power and as permitted under applicable laws to (i) cause the Trust Fund to be liquidated and, after paying or reserving for payment the Company’s liabilities, distributed to the holders of the IPO Shares as soon as practicable, and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). With respect to the undersigned’s Insider Shares, the undersigned hereby waives any and all right, title, interest, or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution (“Claim”), and hereby agrees to reimburse the Company for any distribution of the Trust Fund received by the undersigned in respect of such undersigned Insider Shares. For clarity, the undersigned may receive distributions from the Trust Fund in respect of IPO Shares

[1]	This section of the agreement will appear only in the agreements executed by the directors of the Company. In agreements executed by non-directors, relevant defined terms will be inserted in Section 13.

owned by the undersigned in any manner. The undersigned hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. Subsequent to the Transaction Failure Date, the undersigned agrees to indemnify and hold harmless the Company, on a joint and several basis with all other Insiders, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (collectively, “Damages”) to which the Company may become subject as a result of any claim by any (a) vendor or service provider who is owed money by the Company for services rendered or products sold to the Company and (b) acquisition target, but in each case only to the extent (i) such vendor, service provider, or acquisition target has not executed a waiver of rights or claims to the Trust Fund, and (ii) necessary to ensure that such Damages do not reduce the amount in the Trust Fund (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company’s former stockholders are not liable for any amount of such Damages). For avoidance of doubt, the foregoing indemnification obligation of the undersigned shall not apply to claims under the Company’s indemnification of the underwriters of the offering (including, without limitation, the Underwriters) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event the Company’s assets held outside the Trust Fund are insufficient to pay the costs and expenses of dissolution and liquidation of the Company, the undersigned agrees to indemnify and hold harmless the Company, on a joint and several basis with all other Insiders, against such additional costs and expenses of dissolution and liquidation, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to the Company’s dissolution and liquidation.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any business opportunity that may be reasonably required to be presented to the Company under Delaware law, until the earlier of a Business Combination, Liquidation Date, and such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any pre-existing fiduciary and contractual obligation of the undersigned.2

5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any Insider or any of their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial point of view.

6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, and will not accept, from the Company any compensation, including payments to related parties of the existing stockholders, for performing due diligence or for services rendered to the Company prior to or in connection with the consummation of the Business Combination, provided that commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) relating to the

[2]	This section of the agreement will appear only in the agreements executed by the directors and officers of the company.

IPO, S&B Investment Management Group, LLC (“Related Party”) shall be allowed to charge the Company $7,500.00 per month to compensate it for the Company’s use of Related Party’s offices, utilities and administrative support. The undersigned shall also be entitled to reimbursement from the Company for the undersigned’s reasonable out-of-pocket expenses incurred in connection with the Company’s activities, such as seeking and consummating a Business Combination, provided that such reimbursement has been approved by the board of directors of the Company.

7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, or accept, a finder’s fee or any other compensation from the Company or any other entity or person in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination, except as described in the Registration Statement.

8. The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 45 days after the date of the Underwriting Agreement or, if earlier, the date the Underwriters terminate their Over-allotment Option (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will forfeit to the Company, and the Company shall accept from the undersigned, at no cost, the number of shares of Common Stock determined by multiplying (a) the product of (i) 468,750, multiplied by (ii) a fraction, (x) the numerator of which is the number of Insider Shares held by the undersigned, and (y) the denominator of which is the number of Insider Shares held by all Insiders, by (b) a fraction, (i) the numerator of which is 1,875,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their Over-allotment Option, and (ii) the denominator of which is 1,875,000.

9. [The undersigned agrees to serve as [[President and Chief Executive Officer,] [Treasurer and Secretary,] [Chairman of the Board,] [and] [as a member of the Board of Directors of the Company]]3 until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s completed questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibit B are true and accurate in all material respects.]4 The undersigned represents and warrants that:

(a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

[3]	This section will reflect the relationship of the insider to the company, as applicable.
[4]	This section of the agreement will appear only in the agreements executed by the directors and officers of the company.

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

(d) together as a group, the Insiders are capable of funding a shortfall in the Trust Fund to satisfy their foreseeable indemnification obligations under Section 3 above.

10. With respect to the undersigned’s Insider Shares, the undersigned shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Insider Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Insider Shares, whether any such transaction is to be settled by delivery of shares of Common Stock, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until 180 days after the consummation of an initial Business Combination (the “Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Insider Shares during the applicable Lock-Up Period (i) to a member of the undersigned’s immediate family, an affiliate of the undersigned, or to a charitable organization, (ii) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, (iv) to other officers or directors of the Company, (v) pursuant to a qualified domestic relations order, or (vi) in the event of a dissolution of the Company prior to a Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target; provided, however, that the permissive transfers pursuant to clauses (i) — (v) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the applicable Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Insider Shares.

11. With respect to the undersigned’s Placement Warrants or shares issuable upon exercise of the Placement Warrants (the “Placement Securities”), the undersigned shall not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Placement Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Placement Securities, whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until the consummation of an initial Business Combination (the “Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Placement Securities during the applicable Lock-Up Period (i) to a member of the undersigned’s immediate family, an affiliate of the undersigned, or to a charitable organization, (ii) to a trust, the beneficiary of which is a member of the undersigned’s immediate family, (iii) by virtue of the laws of descent and distribution upon death of the undersigned, (iv) to other officers or directors of the Company, (v) pursuant to a qualified domestic relations order, or (vi) in the event of a dissolution of the Company prior to a Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock or other securities for cash, securities or other property subsequent to the Company’s consummating a Business Combination with an acquisition target; provided, however, that the permissive transfers pursuant to clauses (i) — (v) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. During the applicable Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Placement Securities.

12. The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement, serve as [[President and Chief Executive Officer,] [Treasurer and Secretary,] [Chairman of the Board,] [and] [as a member of the Board of Directors of the Company]]3 and hereby consents to being named in the registration statement as such.

13. As used herein, (i) a “Business Combination” shall mean the Company’s initial acquisition of one or more assets or control of one or more operating businesses in the technology, media, or telecommunications industries through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock owned by an Insider prior to the IPO (and shall include any shares of Common Stock issued as dividends with respect to such shares); (iv) “IPO Shares” shall mean the shares of Common Stock purchased in the IPO or in the aftermarket; (v) “Placement Warrants” shall mean the Warrants that the undersigned has agreed to purchase in the private placement to occur concurrently with the IPO, and (vi) “Trust Fund” shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

14. The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

[3]	This section will reflect the relationship of the insider to the company, as applicable.

15. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (a) the consummation of the Business Combination, and (b) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, and provided further that Section 3 of this letter agreement shall survive a termination pursuant to clause (b).

16. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

17. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

18. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of, or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction.

19. The undersigned hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this letter agreement.

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[Name of Insider]

Accepted and agreed:

TRANSFORMA ACQUISITION GROUP INC.

By:
Name:	Larry J. Lenhart
Title:	President and Chief Executive Officer

BANC OF AMERICA SECURITIES LLC

By:
Name:
Its:

CRT CAPITAL GROUP LLC

By:
Name:
Its:

Exhibit A

Biographical Information

Exhibit B

Questionnaires Furnished to the Stockholder